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                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT TO
                             CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: PIONEER STRATEGIC INCOME FUND

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   The name of the Trust is changed from "Pioneer Strategic Income Fund" to "Pioneer Series Trust XIV".

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 29/th/ day of March, 2019 A.D.

                                                 /s/ Kenneth J. Taubes
                                                 -------------------------------
                                                 Kenneth J. Taubes
                                                 As Trustee and not individually